                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6 (e)(2))

                             BTU International, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

--------------------------------------------------------------------------------

                             BTU INTERNATIONAL, INC.
                                 23 ESQUIRE ROAD
                 NORTH BILLERICA, MASSACHUSETTS 01862-2596, USA

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 1999

                                   ----------

     Notice is hereby given that the Annual Meeting of Stockholders of BTU International, Inc. will be held at the offices of the Company, 23 Esquire Road, North Billerica, Massachusetts, at 10:00 A.M. on Friday, May 21, 1999 for the following purposes:

     1.   To elect four directors to serve for the ensuing year.

     2. To transact any other business that may properly come before the meeting or any adjournment thereof.


     Stockholders of record at the close of business on April 14, 1999 are entitled to notice of and to vote at the meeting.

     If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.



                                        By Order of the Board of Directors



                                        JOHN E. BEARD
                                        Secretary


North Billerica, Massachusetts
April 22, 1999

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 1999

                                   ----------

                                 PROXY STATEMENT

                                   ----------

     The enclosed proxy is solicited on behalf of the Board of Directors of BTU International, Inc. ("BTU" or the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held on May 21, 1999 or at any adjournment thereof. The cost of solicitation of proxies will be borne by BTU. Directors, officers and employees of BTU may also solicit proxies by telephone, telegraph or personal interview. BTU will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares.

     The holders of record of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") at the close of business on April 14, 1999 are entitled to notice and to vote at the Meeting. There were 6,789,613 shares of Common Stock outstanding on that date, each of which is entitled to one vote on each matter to come before the Meeting.

     Shares of Common Stock represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted to fix the number of directors at four and for the election as directors of the nominees named below. To be voted, proxies must be filed with the Secretary prior to voting. Proxies may be revoked at any time before exercise by filing a notice of such revocation with the Secretary.

     The holders of a majority of the issued and outstanding shares of Common Stock, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Directors shall be elected by a plurality of the votes cast at the meeting for the election of directors. The person designated as the election inspector will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e. shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the brokers or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for the purposes of determining the presence of a quorum, but neither abstentions nor brokers non-votes will have any effect on the outcome of voting on the matter.

     The Annual Report to Stockholders for BTU's fiscal year ended December 31, 1998 has been mailed with this proxy statement. This proxy statement and the enclosed proxy were mailed to stockholders on the same date as the date of the Notice of Annual Meeting of Stockholders. The principal executive offices of BTU are located at 23 Esquire Road, North Billerica, Massachusetts 01862-2596.

                            1. ELECTION OF DIRECTORS

     The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked to fix the number of directors at four and in favor of the election as directors of the four nominees named below, all of whom are now directors of BTU, unless authority to vote for the election of any or all of such nominees is withheld by marking the proxy to that effect.

     The persons elected as directors will serve until the next Annual Meeting of Stockholders and until their successors are elected and shall qualify. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees or to fix the number of directors at a lesser number.

                                      BUSINESS EXPERIENCES AND                         DIRECTOR
         NAME                          CURRENT DIRECTORSHIPS                   AGE       SINCE
         ----                         ------------------------                 ---     --------

Paul J. van der Wansem .......  President, Chief Executive Officer and          59       1979
                                Chairman of the Board of Directors of
                                the Company.

David A.B. Brown .............  Director of the Company; President of           55       1989
                                The Windsor Group, Inc., a management
                                consulting firm of which he is
                                co-founder; Director, EMCOR Group, Inc.,
                                an electrical and mechanical engineering
                                company; Director, Marine Drilling
                                Companies, an owner and operator of
                                offshore drilling rigs.
                                Director, Technical Communications Corp.,
                                a manufacturer and marketer of Encryptian
                                equipment (1) (2)

J. Chuan Chu .................  Director of the Company; Chairman of            79       1991
                                Columbia International Corporation, an
                                engineering firm; Senior Advisor, Office
                                of the President of SRI International,
                                an international consulting firm;
                                Director, Interproject Corp., an
                                international construction and trading
                                company; Senior Research Professor,
                                Development Research Center, State
                                Council, China (1) (2)

Joseph F. Wrinn ..............  Director of the Company;                        45       1999
                                Vice President, and General Manager of
                                The Assembly Test Division of Teradyne, Inc.


----------

(1) Member of Audit Committee

(2) Member of Stock Option and Compensation Committee.

     During 1998, the Board of Directors held four meetings. All Directors attended 100% of the Board and relevant committee meetings during 1998. Each director who is not an officer or employee of the Company receives an annual retainer. For 1998, the annual retainer for directors was $5,000 at the beginning of the year and was increased in June 1998 to $10,000. In connection with this increase, directors are now permitted to elect to take up to one-half of their annual retainer in the form of stock options. The number of options is equal to twice the number of shares determined by dividing the cash amount by the fair market value of the common stock on the payment date. The exercise price of the options is equal to the fair market value of the common stock on the date of the award. The options become exercisable on the first anniversary of the date of grant and expire three years from the date of grant. Under this program, which was only in effect for half of 1998, Mr. Brown and Dr. Chu each elected to receive an option to purchase 1,740 shares of common stock at an exercise price of $2.875 per share. Plus each non-employee director receives $750 for each Board meeting attended and $500 for each committee meeting attended independent of a Board meeting.

     During 1998 the Company paid $16,250 in consulting fees to a company of which Dr. Chu is the chairman.

     Under the Company's 1998 Stock Option Plan for Non-Employee Directors, on October 1, 1998 each non-employee director received an option to purchase 1000 shares of BTU Common Stock with an exercise price equal to the fair market value of the stock on that date ($2.875 per share). These options become exercisable as to one-fourth of the shares on each of the first four anniversaries of the date of grant.

     The Audit Committee in 1998, comprised of David A.B. Brown (Chairman), Alexander V. d'Arbeloff (then a director of the Company) and J. Chuan Chu who are not employees of the Company. The Committee held one meeting during 1998. The Committee recommends to the Board of Directors the independent public accountants to be engaged by the Company; reviews with the independent public accountants and management the Company's internal accounting procedures and controls; and reviews with the independent public accountants the scope and results of the auditing engagement.

     The Stock Option and Compensation Committee, comprised in 1998 of J. Chuan Chu (Chairman), Alexander V. d'Arbeloff (then a director of the Company) and David A.B. Brown, administers the Company's stock option and compensation plans and provides recommendations to the Board of Directors regarding compensation matters. The Committee held no meetings independent of the Board of Directors meetings during 1998.

     The Company has no nominating committee.

     In November 1998 Mr. d'Arbeloff retired from his position as a Director of the Company after 14 years of service.

     Mr. Joseph F. Wrinn was elected as a Director on April 9, 1999.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors, its officers and any persons holding more than ten percent of the Company's Common Stock are required to report to the Securities and Exchange Commission holdings and transactions in the Common Stock. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure during 1998 to file by these dates. The Company's directors, officers and ten percent holders satisfied all of these filing requirements for 1998. In making these statements, the Company has relied on the written representations of its directors, officers and ten percent holders and copies of the reports that they have filed with the Commission and the Company.

BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth certain information regarding beneficial ownership as of April 14, 1999 of the Company's Common Stock (i) by each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each of the Company's directors and nominees, (iii) by each executive officer of the Company and (iv) by all directors and executive officers of the Company as a group.

                                                           COMMON STOCK
                                                       BENEFICIALLY OWNED (1)
                                                     ---------------------------
                                                     NUMBER OF        PERCENT OF
DIRECTORS AND EXECUTIVE OFFICERS                      SHARES            CLASS
--------------------------------                     ---------        ----------

Paul J. van der Wansem(2) ........................   1,767,497           26.0%

David A.B. Brown .................................       8,250              *

J. Chuan Chu .....................................       2,725              *

Joseph F. Wrinn ..................................           0              *

Santo J. DiNaro ..................................           0              *

Thomas P. Kealy(3) ...............................      17,030              *

All directors and executive officers
  as a group (6 persons)(4) ......................   1,795,502           26.4%



5% BENEFICIAL OWNERS
---------------------

FMR Corp.(5) .........................................   364,800           5.4%
  82 Devonshire Street
  Boston, MA  02109

Dimensional Fund Advisors Inc(6) .....................   447,900           6.6%
  1299 Ocean Avenue
  Santa Monica, CA 90401

John W. L. Moses(7) ..................................   370,000           5.4%
3616 N Albermarle St.
Arlington, VA 22207



*    Less than one percent

(1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or it.

(2) Includes 120,000 shares of Common Stock held by trusts, of which Mr. van der Wansem is a trustee, for the benefit of certain members of Mr. van der Wansem's family. Mr. van der Wansem disclaims beneficial ownership in the shares held this trust. Also includes 26,947 shares held in a family limited partnership, in which Mr. van der Wansem is a general partner and a limited partner. Also includes 86,050 shares held by Mrs. van der Wansem, in which Mr. van der Wansem disclaims beneficial ownership. Mr. van der Wansem has no options which are exercisable within 60 days of the record date.

(3) Includes 4,000 shares for Mr. Kealy which are a result of options exercisable within 60 days of the record date.

(4) Includes 10,500 shares which are as a result of options which are exercisable within 60 days of the record date.

(5) According to information filed on February 1, 1999 with the Securities and Exchange Commission in a Schedule 13G, Edward C. Johnson 3d, FMR Corp., through its wholly owned subsidiary Fidelity Management & Research Company ("Fidelity"), and the Fidelity Low-Priced Stock Fund ("the Fund") each has sole power to dispose of the 364,800 shares owned by the Fund. Fidelity carries out voting of the shares under written guidelines established by the Fund's Board of Trustees.

(6) According to information filed on February 12, 1999 with the Securities and Exchange Commission in a Schedule 13G, Michael T. Scardina, of Dimensional Fund Advisors Inc., ("the Fund"), has sole power to dispose of the 447,900 shares owned by the Fund. The Fund carries out voting of the shares under written guidelines established by the Fund's Board of Trustees.

(7) According to information filed on January 5, 1998 with the Securities and Exchange Commission in a Schedule 13D and updated by the stockholder, John
     W. L. Moses owns 370,000 shares and has the sole power to dispose of and vote these shares.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid to or accrued on behalf of the persons who on December 31, 1998 were the chief executive officer and the two other most highly paid executive officers of the Company (the "Named Executive Officers") for services to the Company for the years 1996, 1997 and 1998.


                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                             ANNUAL               AWARDS
                                                          COMPENSATION          SECURITIES
                                                     ----------------------     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR     SALARY($)     BONUS($)    OPTIONS(#)(1)   COMPENSATION($)(2)
---------------------------                 ----     ---------     --------    -------------   ------------------

Paul J. van der Wansem ...................   1998     260,000       2,290          40,000            36,453
  Chairman and                               1997     253,590       2,750          50,000            36,454
  Chief Executive Officer                    1996     250,218          --          12,000             8,250

Santo J. DiNaro ..........................   1998     150,000      16,291          30,000             2,192
  Executive Vice President                   1997      11,538         536          20,000
                                             1996          --          --              --                --

Thomas P. Kealy ..........................   1998     100,770         846           5,000             2,015
  Vice President, Corporate Controller       1997      98,314       1,066           8,000             1,953
  and Chief Accounting Officer               1996      98,146          --           5,000             1,864


(1) Options listed for 1996, 1997, and 1998 were repriced on 9/29/98 (see Stock Option Repricing table).

(2) Consists of Company contributions to the 401(k) plan and, in the case of Mr. van der Wansem, payment for life insurance.



                              OPTION GRANTS IN 1998

The following table sets forth information with respect to options granted to the Named Executive Officers during 1998.

                                                     INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                --------------------------------------------------------      VALUE AT ASSUMED
                                  NUMBER OF                                                 ANNUAL RATES OF STOCK
                                 SECURITIES      % OF TOTAL                                   PRICE APPRECIATION
                                 UNDERLYING      GRANTED TO      EXERCISE                      FOR OPTION TERM
                                   OPTIONS      EMPLOYEES IN       PRICE      EXPIRATION    ---------------------
                                GRANTED(#)(1)    FISCAL YEAR     ($/SHARE)       DATE       5%($)          10%($)
                                -------------   ------------     ---------    ----------    -------       -------

Paul J. van der Wansem ........    40,000           13.3%         $4.3125      06/15/02     $37,175       $80,057

Santo J. DiNaro ...............    10,000           3.32%         $5.0000      02/13/05     $20,355       $47,436
                                   20,000           6.63%         $4.3125      06/15/02     $18,587       $40,029

Thomas P. Kealy ...............     5,000           1.70%         $4.3125      06/15/02     $ 4,647       $10,007



(1) These options together with certain options granted in previous years were repriced 9/29/98 (see Stock Option Repricing table).

The table below sets forth information with respect to the exercise of options during 1998 and the aggregate value at year end of options held by the Named Executive Officers.

                         AGGREGATED OPTION EXERCISES IN
                    LAST FISCAL YEAR AND FY-END OPTION VALUE


                                                                     NUMBER OF                (1)
                                                                     SECURITIES            VALUE OF
                                                                     UNDERLYING           UNEXERCISED
                                                                   UNEXERCISED           IN-THE-MONEY
                                   SHARES                            OPTIONS AT           OPTIONS AT
                                ACQUIRED ON                      DECEMBER 31, 1998     DECEMBER 31, 1998
                                  EXERCISE          VALUE           EXERCISABLE/         EXERCISABLE/
         NAME                       (#)          REALIZED($)     UNEXERCISABLE(#)      UNEXERCISABLE($)
----------------------           ---------       -----------     -----------------     -----------------

Paul J. van der Wansem .........      0               0               0/102,000             0/12,750
Santo J. DiNaro.................      0               0                0/50,000              0/6,250
Thomas P. Kealy.................      0               0            4,000/18,000          4,000/2,250



(1) Value is based on the closing sales price of the Company's Common Stock on December 31, 1998, the last trading day of 1998 ($3.00), less the applicable option exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Brown, Chu, and d'Arbeloff , none of whom is or was an executive officer of the Company during 1998, served on the Compensation Committee.

STOCK OPTION REPRICING

     The following table sets forth information concerning the repricing of stock options. This repricing was offered to all employees, with a new four year vesting schedule and five-year expiration for all repriced options. The table below sets forth information regarding repriced options held by the Named Executive Officers.


                             STOCK OPTION REPRICING

                                                 Number of
                                                Securities    Market Price    Exercise
                                                Underlying    of Stock at     Price at        New      Length
                                                 Options        Time of        Time of     Exercise   Of Term
                                    Date of      Repriced      Repricing      Repricing      Price    Repriced
Name and Position                  Repricing       (#)            ($)            ($)          ($)     Options
-----------------                  ---------    ----------    ------------    ---------    --------   --------

Paul J. van der Wansem              9/29/98       12,000         $2.875        $4.88125     $2.875    5 Years
President and                       9/29/98       50,000         $2.875        $3.75000     $2.875    5 Years
Chief Executive Officer             9/29/98       40,000         $2.875        $4.31250     $2.875    5 Years

Santo J. DiNaro                     9/29/98       20,000         $2.875        $5.75000     $2.875    5 Years
Executive Vice President            9/29/98       10,000         $2.875        $5.00000     $2.875    5 Years
                                    9/29/98       20,000         $2.875        $4.31250     $2.875    5 Years

Thomas P. Kealy                     9/29/98        5,000         $2.875        $4.43750     $2.875    5 Years
Vice President                      9/29/98        8,000         $2.875        $3.75000     $2.875    5 Years
Corporate Controller                9/29/98        5,000         $2.875        $4.31250     $2.875    5 Years
Chief Accounting Officer


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee has submitted the following report:

     In April 1998 the Compensation Committee, as part of the Board of Directors meeting, continued the Management Incentive Compensation Plan that was adopted in 1996. This plan would pay executives of the Company a cash bonus based on attaining certain goals, these goals are both an earnings per share target and the accomplishment of specific organizational goals.

     Operating performance in 1998 resulted in no payments pursuant to the Management Incentive Compensation Plan as actual earnings per share were below minimum target levels.

     The Company has an Incentive Profit Sharing Plan for all eligible employees. The persons included in the Management Incentive Compensation Plan are eligible to participate in the Company-wide profit sharing plan, but any earnings they derive from this plan during the year are deducted from their bonuses earned under the Management Incentive Compensation Plan.

     In September 1998, the Compensation Committee reviewed the employees' outstanding options and determined that many employees of the Company held options at exercise prices that limited their effectiveness as a tool for employee retention and as a long-term incentive. To address the issue, the Compensation Committee approved a Stock Option Repricing program. Under the Repricing program all employee were permitted to exchange all of their option issued after 1995, for new options with a new four year exercisable schedule with a five year expiration term, on a one-for-one basis with an exercise price of $2.875, the fair market value of the Common Stock on the date of the repricing. This program was approved by the Board of Directors.



J. Chuan Chu, Chairman
David A.B. Brown
Alexander D. d'Arbeloff

COMPARATIVE STOCK PERFORMANCE

    The following graph shows the cumulative total return on BTU Common Stock since December 31, 1993 compared to the Standard & Poors 500 Index and the Standard & Poors Technology Sector Index. Historical stock price performance is not necessarily indicative of future performance.


                              [PERFORMANCE GRAPH]

                                            CUMULATIVE TOTAL RETURN
                                  ---------------------------------------------
                                  12/93   12/94   12/95   12/96   12/97   12/98
                                  -----   -----   -----   -----   -----   -----

BTU INTERNATIONAL, INC.            100     224     221     141     244     141
S & P 500                          100     101     139     171     229     294
S & P TECHNOLOGY SECTOR            100     117     168     238     300     519


AUDIT MATTERS

     Arthur Andersen LLP has been selected to examine the financial statements of the Company for the year ended December 31, 1999, and to report the results of their examination.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting and will be afforded the opportunity to make a statement and to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

     Proposals of stockholders submitted for consideration at the Annual Meeting of Stockholders in 2000 must be received by the Company no later than December 20, 1999.

OTHER BUSINESS

     The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Annual Meeting of Stockholders. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

FORM 10-K

     A COPY OF BTU'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE (EXCEPT FOR A REASONABLE CHARGE FOR FURNISHING EXHIBITS) BY WRITING TO: OFFICE OF INVESTOR RELATIONS, BTU INTERNATIONAL, INC., 23 ESQUIRE ROAD, NORTH BILLERICA, MASSACHUSETTS 01862.

                                                                      0857-PS-99

                                  DETACH HERE
--------------------------------------------------------------------------------

[X] Please mark
    votes as in
    this example.

PLEASE DO NOT FOLD THIS PROXY.

1. To fix the number of Directors for the ensuing year at (4) and to elect the following 4 Directors.

   Nominees: Paul J. van der Wansem, David A. B. Brown,
   J. Chuan Chu, and Joseph F. Wrinn


             FOR    [ ]       [ ] WITHHELD
             ALL                  FROM ALL
           NOMINEES               NOMINEES


[ ]
   ----------------------------------------
   For all nominees except as noted above.



                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                              Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please sign your full title as such. Each joint owner should sign.

Signature:                 Date:        Signature:                 Date:
          ----------------      -------           ----------------      -------


                                  DETACH HERE
--------------------------------------------------------------------------------



                                     PROXY

                   ANNUAL MEETING OF BTU INTERNATIONAL, INC.

                                  MAY 21, 1999


     The undersigned hereby constitutes and appoints Paul J. van der Wansem and Thomas P. Kealy, or either of them with power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders on May 21, 1999 at 10:00 a.m., and at any adjournments thereof, upon and with respect to the number of shares of Common Stock of the company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of all nominees for director and in the discretion of the named proxies as to any other matter that may come before this meeting or any adjournment thereof.


-------------                                                     --------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                               SIDE
-------------                                                     --------------